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                                                            EXHIBIT 23

                       Consent of Independent Auditors


Our audit included the financial statement schedules of Aftermarket Technology Corp. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18495) pertaining to the Aftermarket Technology Corp. 1996 Stock Incentive Plan of our report dated February 23, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Aftermarket Technology Corp.


/s/  ERNST & YOUNG LLP


Chicago, Illinois
March 24, 1998